UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 27, 2007

ETOTALSOURCE, INC.
(Exact name of registrant as specified in charter)

Colorado	000-49797	84-1066959
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1510 Poole Boulevard, Yuba City, CA 95993
(Address of principal executive offices) (Zip Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 27, 2007, the Board of Directors of Etotalsource, Inc., a corporation organized under the laws of the state of Colorado (the "Company"), accepted the resignations of Terry Eilers and A. Richard Butler as members of the Board of Directors of the Company. The Company did not have a disagreement with any of the resigning directors. Neither Mr. Eilers nor Mr. Butler served on any committees of the Board of Directors.

On March 27, 2007, the Board of Directors of the Company accepted the resignations of the following officers: Terry Eilers - President and Chief Executive Officer, and Michael Sullinger Chief Operating Officer and Secretary. The Company did not have a disagreement with any of the resigning directors.

On March 27, 2007, Board of Directors of the Company appointed David Marks as a member of the Board of Directors and appointed Frank Orlando as Chief Restructuring Officer, Chief Financial Officer and Secretary of the Company.

The following are the business histories of each of the new officers and Directors:

David Marks

Mr. Marks has been the Chairman of Titan Global Holdings, Inc. (“Titan”), a diversified holding company, since May 2005 and previously served as the Chairman from September 2002 until May 2003. From May 2003 until May 2005, Mr. Marks served as one of the Directors of Titan. Mr. Marks has been a member of the Board of Directors of Tech Laboratories, Inc. since February 22, 2007. In addition, from November 2004 until November 2006, Mr. Marks served as the Chairman of the Board of Directors of Thomas Equipment, Inc., a manufacturer and distributor of skid steer loaders and pneumatic and hydraulic components and systems. Mr. Marks has served as Trustee of Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 since 1994. Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 currently have an ownership or investment interest in commercial properties, private residences, natural resources, telecommunications, and technology companies, and other business and investment ventures. Mr. Marks has the responsibility in overseeing all investments by Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 with responsibilities beginning at acquisition and continuing through ownership. Mr. Marks generally acts in the capacity of officer or director for all of the operating companies that are vehicles for investments by the Trusts and is involved in strategic planning, and major decision-making. Mr. Marks is also a managing member of Farwell Equity Partners. Mr. Marks holds a BS in Economics from the University of Wisconsin.

Frank J. Orlando

Mr. Orlando has served as Chief Restructuring Officer, Chief Financial Officer, Secretary and a Director of Headliners Entertainment Group, Inc since January 2007. Since 2004, Mr. Orlando has served as the Executive Vice President and Director of Marine Growth Ventures, Inc. From September 1996 until April 2002, Mr. Orlando was vice president and director of corporate development for Phoenix Internet Technologies, Inc., a start up Internet service provider (ISP). In April 2002, Phoenix Internet Technologies, Inc. was sold and Mr. Orlando was retained by the new owners and worked there in a similar capacity until September 2003. From September 2003 through September 2004, Mr. Orlando acted as a consultant to Phoenix Investors, LLC. Mr. Orlando received Bachelors Degrees in Marketing and Production & Operations Management from the University of Wisconsin - Oshkosh in 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETOTALSOURCE, INC.

Date: April 2, 2007	By:	/s/ FRANK J. ORLANDO
Name: Frank J. Orlando Title: Chief Restructuring Officer